EXHIBIT 10.3

AN AMENDMENT AGREEMENT is made on June 29, 2006

AMONG

(1)                                  BEIJING E-CHANNELS COORDINATION TECHNOLOGY CO., LTD. (北京易诚互动科技有限公司), with limited liability established and existing pursuant to the laws of the PRC whose registered office is at Room 205, Shunpinda Bus Terminal, 8 Chuangxin Road, Beijing Changping Technology Park, Beijing, PRC;

(2)                                  BEIJING E-CHANNELS CENTURY TECHNOLOGY CO., LTD. (北京易诚世纪科技发展有限公司), a company with limited liability established and existing pursuant to the laws of the PRC whose registered office is at Middle District 4F, De Shi Building, No.9 Shang Di East Road, Beijing, the PRC;

(3)                                  PORT WING DEVELOPMENT COMPANY LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is at TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands; and

(4)                                  INDIVIDUAL SHAREHOLDERS listed in Appendix A.

WHEREAS

The Parties have signed an agreement for sale and purchase of equity interest of Beijing E-Channels Century Technology Co., Ltd. as of December 20, 2005 (the E-Channels SPA).

IT IS AGREED as follows:

1              The Parties agree that Section 11.1(c) of the E-channels SPA shall be amended to read as follows:

“(c)                  by either the Purchaser or the Vendor, if the Closing or the closing for the acquisition of e-Channels by e-Channels BVI has not occurred by November 24, 2006 (or such other date as may be extended from time to time by written agreement of the Purchaser and Vendor); provided, however, that the right to terminate this Agreement under this Section 11.1(c) shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;”

2              The Parties agree that except as amended hereby, the provisions of the SPA are confirmed and shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BEIJING E-CHANNELS		PORT WING VENTURE
COORDINATION TECHNOLOGY CO., LTD.		COMPANY LIMITED

By:	/s/ ZENG Shuo	By:	/s/ ZENG Shuo
Name: ZENG Shuo		Name: ZENG Shuo
Title:		Title:

BEIJING E-CHANNELS CENTURY		INDIVIDUAL SHAREHOLDERS
TECHNOLOGY CO., LTD.

By:	/s/ ZENG Shuo	By:	/s/ ZENG Shuo
Name: ZENG Shuo		Name: ZENG Shuo
Title:		Authorized Representative

APPENDIX A

INDIVIDUAL SHAREHOLDERS

Shareholders	Equity Ratio	Shareholders	Equity Ratio
ZENG, Shuo	43.1208%	ZHANG,Jiawei	1.1914%

ZHONG, Mingchang	8.9354%	CAI,Jun	0.2500%

WANG,Yi	8.9354%	DING,Yongtao	1.4892%

ZHANG,Yan	2.9785%	HONG,Shenping	6.2500%

ZHANG,Dongyun	2.9785%	LI,Xiaolong	2.5000%

JIN, Zhiwei	2.9785%	CHEN,Hua	0.5000%

XU,Guanglin	2.9785%	YANG,Guangrun	0.5000%

FANG,Yong	2.9785%	LIANG,Qiang	0.5000%

QIAN,Jianbo	2.9785%	WANG,Dong	0.5000%

PENG,Jizhou	2.9785%	MIN,Gang	0.5000%

ZHANG,Rui	1.4892%	HAN,Dong	0.5000%

CHANG,Hongxia	1.4892%	XU,Yan	0.5000%